MANNING ELLIOTT       |   11th floor, 1050 West Pender Street, Vancouver, BC,
                      |   Canada V6E 3S7
                      |
ChARTERED ACCOUNTANTS |   Phone: 604.714.3600 Fax: 604.714.3669
                      |   Web: manningelliott.com



                                                                    Exhibit 23.1



                         Consent of Independent Auditors


To the Board of Directors
Of AVVAA World Health Products, Inc.

We consent to the use of our report dated September 9, 2003 on the financial statements of AVVAA World Health Products, Inc. as of May 31, 2003 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 27th day of February, 2004.



/s/ `Manning Elliott"

MANNING ELLIOTT
Chartered Accountants